Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement Nos. 333-39938 and 333-133588, and Registration Statement Nos. 033-57189 and 333-173878 on Form S-8 of our reports dated February 25, 2022, relating to the financial statements of Stepan Company and the effectiveness of Stepan Company’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP

Chicago, Illinois

February 25, 2022